Exhibit 99.1

       FBL Financial Group Reports Fourth Quarter 2003 Results

    WEST DES MOINES, Iowa--(BUSINESS WIRE)--Feb. 3, 2004--FBL
Financial Group, Inc. (NYSE:FFG):




Financial Highlights
(Dollars in thousands, except per share data)
----------------------------------------------------------------------
                                                Three Months Ended
                                                   December 31,
                                                2003         2002
                                             -------------------------
Net income applicable to common stock            $17,591       $6,633
Operating income applicable to common stock
                                                  17,750       14,233
Earnings per common share (assuming
 dilution):
     Net income                                     0.61         0.24
     Operating income                               0.61         0.50
----------------------------------------------------------------------


    FBL Financial Group, Inc. (NYSE:FFG) today announced that diluted net income per common share totaled $0.61 ($17,591,000) for the quarter ended December 31, 2003, compared to $0.24 ($6,633,000) in the year ago quarter. Net income includes the impact of realized losses on investments, which were less than $0.01 per share in the fourth quarter of 2003 and totaled $0.26 per share in the fourth quarter of 2002.
    Operating Income (a). Operating income, which excludes the impact of realized gains and losses on investments, totaled $17,750,000 for the quarter ended December 31, 2003, versus $14,233,000 in the fourth quarter of 2002. Diluted operating income per common share totaled $0.61 in the fourth quarter of 2003, compared to $0.50 in the fourth quarter of 2002. The 22 percent increase in operating income for the fourth quarter of 2003 is primarily attributable to additional equity income. Additionally, operating income in the fourth quarter of 2003 includes an $0.08 per share contribution from FBL's coinsurance agreement with American Equity Investment Life Insurance Company compared to a $0.06 per share contribution in the fourth quarter of 2002.
    (a) In addition to net income, FBL Financial Group has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as a primary economic measure to evaluate its financial performance. Operating income equals net income adjusted to eliminate the impact of realized gains and losses on investments. Because realized gains and losses on investments may fluctuate greatly from quarter to quarter, FBL believes a measure excluding their impact is useful in analyzing core operating trends. FBL believes the combined presentation and evaluation of operating income, together with net income, provides information that may enhance an investor's understanding of FBL's underlying results and profitability. A reconciliation of net income to operating income is provided in the accompanying tables.
    Commenting on FBL's fourth quarter results, Chief Executive Officer Bill Oddy stated, "Results for the fourth quarter were exceptional and cap off an outstanding year of record net income and operating income results. We are anticipating a great year in 2004 and are focused on growth through our Farm Bureau and EquiTrust distribution channels. We are also pleased to have recently announced the renewal of our coinsurance agreement with American Equity Investment Life Insurance Company."
    Product Revenues Up Seven Percent. Premiums and product charges for the fourth quarter of 2003 increased seven percent to $53,146,000 compared to $49,861,000 in the fourth quarter of 2002. Interest sensitive product charges increased seven percent while traditional life insurance premiums increased six percent, both due to an increase in the volume of business in force.
    Premiums collected totaled $268,462,000 in the fourth quarter of 2003, which includes $142,529,000 assumed under traditional annuity coinsurance agreements. Excluding the impact of these coinsurance agreements, collected premiums increased four percent, with the traditional annuity segment remaining flat, the traditional and universal life insurance segment increasing two percent and the variable segment increasing 13 percent. After experiencing a challenging environment for most of 2003, FBL's Farm Bureau distribution force increased sales in the fourth quarter, particularly of whole life insurance, and achieved record production in the fourth quarter.
    Investment Income. Net investment income in the fourth quarter of 2003 increased two percent to $99,423,000 compared to $97,027,000 in the fourth quarter of 2002. This increase is due to an increase in average invested assets, resulting primarily from cash received under coinsurance agreements and sales by FBL's Farm Bureau distribution force. The yield earned on average invested assets was 6.79 percent for the year ended December 31, 2003, compared to 7.19 percent for 2002. The 2003 yield reflects the impact of a decline in market interest rates, partially offset by an increase in investment fee income for the year. Fee income, primarily from bond calls and mortgage loan prepayments and the impact of changing prepayments speeds on mortgage and asset-backed securities at quarter end, totaled $1,700,000 in the fourth quarter of 2003 compared to $3,762,000 in the fourth quarter of 2002. Investment fee income for the full year of 2003 totaled $13,463,000 compared to $5,793,000 in 2002.
    Derivative Income. FBL's derivative income totaled $9,365,000 in the fourth quarter of 2003, compared to $152,000 in the fourth quarter of 2002. The increase in 2003 derivative income is due primarily to gains on the various indexes underlying the call options purchased to fund returns on index annuities. Gains and losses on these call options and proceeds from option settlements are partially offset by changes in the value of the embedded derivatives in the underlying index contracts and index credits to the contract holders, which are recorded as a component of interest sensitive product benefits.
    Realized Losses on Investments. In the fourth quarter of 2003, FBL recognized net realized losses on investments of $574,000. This compares to net realized losses on investments of $12,985,000 in the fourth quarter of 2002, which primarily related to United Air Lines. Fourth quarter 2003 realized losses include realized gains from sales of securities of $3,827,000, realized losses from sales of securities of $4,380,000 and realized losses from the write-down of securities that became other-than-temporarily impaired of $21,000.
    Benefits and Expenses. Benefits and expenses totaled $142,821,000 in the fourth quarter of 2003, compared to $126,638,000 in the fourth quarter of 2002. This increase is due primarily to an increase in the volume of business in force resulting principally from coinsurance agreements. Partially offsetting this was the impact of reductions in dividend and interest crediting rates on many of FBL's products throughout 2002 and 2003. Additionally, benefits and expense in the fourth quarter of 2003 include the impact of a one-time reserve release on certain traditional life reserves, which increased pre-tax income by $1,319,000.
    Interest expense increased due to the reclassification of dividends on company-obligated mandatorily redeemable preferred stock of subsidiary trust and Series C preferred stock beginning in the third quarter of 2003 in accordance with the adoption of Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." In conjunction with the adoption of this Statement, the company-obligated mandatorily redeemable preferred stock of subsidiary trust and Series C redeemable preferred stock were reclassified to debt on the consolidated balance sheet.
    Income from Equity Investments. Equity income, net of related income taxes, was $2,058,000 in the fourth quarter of 2003, compared to $172,000 in the fourth quarter of 2002. Equity income in the fourth quarter of 2003 includes FBL's share of American Equity Investment Life Holding Company's third quarter 2003 earnings. This resulted in $1,330,000 of equity income, net of taxes, representing FBL's 32 percent ownership interest in American Equity as of the end of the third quarter. Following American Equity's initial public offering in December 2003, FBL's ownership percentage decreased. As a result, FBL will no longer account for its investment under the equity method of accounting and has marked its investment in American Equity to market in accordance with FAS 115. As of December 31, 2003, FBL's investment in American Equity totaled $54,518,000, which includes unrealized appreciation of $11,211,000. Also included in equity income is FBL's share of income and losses from investments in various partnerships and joint ventures, the majority of which are booked a quarter in arrears. Due to the nature of these investment partnerships, it is not unusual to experience fluctuations on a quarter-to-quarter basis.
    Operating Results by Segment. FBL's operating results for the fourth quarter of 2003 reflect improved pre-tax operating results for all segments. Further detail by segment is provided in FBL's financial supplement, which is available on FBL's web site, www.fblfinancial.com.
    Assets Total $7.9 Billion. Total assets increased $1.1 billion to $7.9 billion at December 31, 2003, from $6.8 billion at December 31, 2002. At December 31, 2003, 94 percent of the fixed maturity securities in FBL's investment portfolio were investment grade debt securities. Book value per common share, with securities at market, increased eleven percent to $26.42 at December 31, 2003, from $23.71 at December 31, 2002.
    Earnings Outlook. While subject to volatility resulting from a number of factors, including mortality experience and investment results, FBL reiterates its full year 2004 net income and operating income guidance of a range of $2.00 to $2.10 per common share. This earnings guidance is less than FBL's 2003 results due to no longer accounting for FBL's ownership interest in American Equity under the equity method of accounting, and the expectation of lower investment prepayment fee income and additional investment in the distribution and growth of FBL's subsidiary, EquiTrust Life Insurance Company.
    Conference Call. FBL management will hold a conference call with investors to discuss fourth quarter 2003 results. The call will be held tomorrow, February 4, 2004, at 11 a.m. Eastern Time. The call will be webcast over the Internet, and a replay will be available on FBL's web site, www.fblfinancial.com.
    The statements in this release concerning FBL's prospects for the future are forward-looking statements that involve certain risks and uncertainties, including the continued acceptance of FBL's insurance products by customers, the continued success of FBL's marketing efforts, the marketing success of FBL's alliance partners, and fluctuations in mortality experience and investment results. These forward-looking statements are based on assumptions which FBL Financial Group believe to be reasonable. No assurance can be given that the assumptions will prove to be correct, and the difference between assumptions and actual results could be material.

    FBL Financial Group (www.fblfinancial.com) is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of three Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL's three-pronged growth strategy includes (1) internal growth within its traditional Farm Bureau distribution network, (2) alliances and other distribution channels and (3) consolidations.



                       FBL FINANCIAL GROUP, INC.
             CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
             (Dollars in thousands, except per share data)

                                                 Three months ended
                                                      Dec. 31,
                                                  2003        2002
                                               ----------- -----------
REVENUES
 Interest sensitive and index product charges     $21,667     $20,182
 Traditional life insurance premiums               31,304      29,499
 Accident and health premiums                         175         180
 Net investment income                             99,423      97,027
 Derivative income                                  9,365         152
 Realized losses on investments                      (574)    (12,985)
 Other income                                       4,483       4,096
                                               ----------- -----------
   Total revenues                                 165,843     138,151
BENEFITS AND EXPENSES
 Interest sensitive and index product benefits     68,991      62,945
 Traditional life insurance and accident and
  health benefits                                  17,844      17,517
 Increase in traditional life and accident and
  health future policy benefits                     7,283       8,893
 Distributions to participating policyholders       6,823       7,267
 Underwriting, acquisition and insurance
  expenses                                         35,346      26,254
 Interest expense                                   2,420         152
 Other expenses                                     4,114       3,610
                                               ----------- -----------
   Total benefits and expenses                    142,821     126,638
                                               ----------- -----------
                                                   23,022      11,513
Income taxes                                       (7,413)     (2,659)
Minority interest in earnings of subsidiaries:
 Dividends on company-obligated mandatorily
  redeemable preferred stock of subsidiary
  trust                                                 -      (1,212)
 Other                                                (38)        (83)
Equity income, net of related income taxes          2,058         172
                                               ----------- -----------
Net income                                         17,629       7,731
Dividends on Series B and C preferred stock           (38)     (1,098)
                                               ----------- -----------
Net income applicable to common stock             $17,591      $6,633
                                               =========== ===========

Earnings per common share - assuming dilution       $0.61       $0.24
                                               =========== ===========

Weighted average common shares                 28,167,205  27,726,895
Effect of dilutive securities                     697,270     487,968
                                               ----------- -----------
Weighted average common shares - diluted       28,864,475  28,214,863
                                               =========== ===========




                       FBL FINANCIAL GROUP, INC.
             CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
             (Dollars in thousands, except per share data)

                                                     Year ended
                                                      Dec. 31,
                                                  2003        2002
                                               ----------- -----------
REVENUES
 Interest sensitive and index product charges     $83,944     $78,475
 Traditional life insurance premiums              129,190     121,999
 Accident and health premiums                         566         493
 Net investment income                            395,881     348,359
 Derivative income (loss)                          17,078     (10,418)
 Realized losses on investments                    (2,008)    (14,879)
 Other income                                      16,894      17,086
                                               ----------- -----------
   Total revenues                                 641,545     541,115
BENEFITS AND EXPENSES
 Interest sensitive and index product benefits    256,430     208,578
 Traditional life insurance and accident and
  health benefits                                  75,852      74,728
 Increase in traditional life and accident and
  health future policy benefits                    32,745      33,262
 Distributions to participating policyholders      27,443      29,540
 Underwriting, acquisition and insurance
  expenses                                        134,975     102,449
 Interest expense                                   5,052         685
 Other expenses                                    15,054      12,500
                                               ----------- -----------
   Total benefits and expenses                    547,551     461,742
                                               ----------- -----------
                                                   93,994      79,373
Income taxes                                      (31,417)    (23,869)
Minority interest in earnings of subsidiaries:
 Dividends on company-obligated mandatorily
  redeemable preferred stock of subsidiary
  trust                                            (2,425)     (4,850)
 Other                                                (16)       (200)
Equity income, net of related income taxes          5,809         214
                                               ----------- -----------
Net income                                         65,945      50,668
Dividends on Series B and C preferred stock        (2,297)     (4,337)
                                               ----------- -----------
Net income applicable to common stock             $63,648     $46,331
                                               =========== ===========

Earnings per common share - assuming dilution       $2.23       $1.64
                                               =========== ===========

Weighted average common shares                 27,977,739  27,624,662
Effect of dilutive securities                     571,143     543,846
                                               ----------- -----------
Weighted average common shares - diluted       28,548,882  28,168,508
                                               =========== ===========



                       FBL FINANCIAL GROUP, INC.
     RECONCILIATION OF NET INCOME TO OPERATING INCOME (Unaudited)
             (Dollars in thousands, except per share data)

                                                Three months ended
                                                     Dec. 31,
                                               2003          2002
                                            ------------ -------------

Net income applicable to common stock           $17,591        $6,633
Adjustment:
 Net realized losses on investments (1)             159         7,600
                                            ------------ -------------
Operating income applicable to common stock     $17,750       $14,233
                                            ============ =============

Operating earnings per common share -
 assuming dilution                                $0.61         $0.50
                                            ============ =============

                                                    Year ended
                                                     Dec. 31
                                               2003          2002
                                            ------------ -------------

Net income applicable to common stock           $63,648       $46,331
Adjustment:
 Net realized losses on investments (1)           1,243         8,293
                                            ------------ -------------
Operating income applicable to common stock     $64,891       $54,624
                                            ============ =============

Operating earnings per common share -
 assuming dilution                                $2.27         $1.94
                                            ============ =============

(1) Net of adjustments for that portion of amortization of deferred policy acquisition costs, unearned revenue reserve, value of insurance in force acquired and income taxes attributable to such losses.



                       FBL FINANCIAL GROUP, INC.
           CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
             (Dollars in thousands, except per share data)

                                                    December 31,
                                                  2003        2002
                                               ----------- -----------
Assets
Investments                                    $6,341,701  $5,387,369
Cash and cash equivalents                         233,858     263,011
Deferred policy acquisition costs                 569,723     468,793
Other assets                                      340,016     332,559
Assets held in separate accounts                  463,772     347,717
                                               ----------- -----------
Total assets                                   $7,949,070  $6,799,449
                                               =========== ===========

Liabilities and stockholders' equity
Policy liabilities and accruals                $5,780,251  $4,856,207
Other policyholders' funds                        521,816     462,113
Debt                                              185,480      40,000
Other liabilities                                 249,763     249,325
Liabilities related to separate accounts          463,772     347,717
                                               ----------- -----------
Total liabilities                               7,201,082   5,955,362

Minority interest in subsidiaries                     161      97,210
Series C redeemable preferred stock                     -      85,514

Stockholders' equity                              747,827     661,363
                                               ----------- -----------
Total liabilities and stockholders' equity     $7,949,070  $6,799,449
                                               =========== ===========

Book Value Per Share, securities at market         $26.42      $23.71
                                               =========== ===========
Book Value Per Share, securities at cost (2)       $22.11      $20.28
                                               =========== ===========

Common Shares Outstanding                      28,190,918  27,771,269
                                               =========== ===========

(2) Book value per share with securities at cost, a non-GAAP financial measure, is based on stockholders' equity excluding the effect of accumulated other comprehensive income, which was $121.6 million at December 31, 2003 and $95.1 million at December 31, 2002. Since accumulated other comprehensive income fluctuates from quarter to quarter due to unrealized changes in the fair market value of investments caused principally by changes in market interest rates, FBL believes this non-GAAP financial measure provides useful supplemental information.


    CONTACT: FBL Financial Group, West Des Moines
             Jim Noyce, 515-225-5599
             jnoyce@fbfs.com